SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   August 29, 1996
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                      BANGOR HYDRO-ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)





          Maine                       0-505               01-0024370
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 (State of Incorporation)     (Commission File No.)   (IRS Employer ID No.)





     33 State Street, Bangor, Maine                       04401
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   207-945-5621
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Current Report, Form 8-K                       Date of Report
Bangor Hydro-Electric Company                  September 6, 1996
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Item 5.  Other Events
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    RETURN OF MAINE YANKEE PLANT TO SERVICE.  As previously
reported, on July 20, 1996, Maine Yankee Atomic Power Company ("Maine Yankee"), of which the Company is a 7-percent owner, took its nuclear generating plant at Wiscasset, Maine (the "Plant") off-line to upgrade the Plant's primary component cooling system, and on August 18, while in the process of restarting the Plant, elected to complete a review of its electrical circuitry testing procedures pursuant to a March 1996 Nuclear Regulatory Commission ("NRC") generic letter to nuclear plant licensees. A failed test in a pump auto-start circuit prompted further testing and extended the Plant outage.

    On August 29, 1996, Maine Yankee commenced the process of returning the Plant to service and on September 3 the Plant attained the 90-percent level at which it had been operating prior to the outage. During the outage, the Company incurred incremental replacement power costs of approximately $1.3 million. Maine Yankee has informed the Company that it is still unable to predict when or if the NRC will permit the Plant to operate at full power operation or the results of the previously reported NRC investigations of Maine Yankee.


                                   BANGOR HYDRO-ELECTRIC COMPANY



                                   by   /s/  Frederick S. Samp
                                     ----------------------------
                                     Frederick S. Samp
                                     Chief Financial Officer

Dated:  September 6, 1996